POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby makes, constitutes and appoints Ida Nizankowska-Polus with full power of substitution, as the undersigned’s true and lawful attorney-in-fact to:
(1) prepare and execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Fidelis Insurance Holdings Limited (the “Company”), Forms 3, 4 and 5 (including any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder and Form 144 (including any amendments thereto) in accordance with Rule 144 under the Securities Act of 1933 (“Rule 144”);
(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to execute such Forms 3, 4 or 5, or Form 144 (including any amendments thereto) and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(3) take any other action of any nature whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.
The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16(a) of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact, (b) superseded by a new power of attorney regarding the purposes outlined herein at a later date, or (c) as to the attorney-in-fact, until such attorney-in-fact is no longer employed by the Company.
This Power of Attorney and all rights and obligations arising hereunder shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law rule that would cause the application of the laws of any other jurisdiction.
In Witness Whereof, the undersigned has caused this Power of Attorney to be executed as of February 19, 2026.
/s/ Nicole Kapu-Leyland
Signature
NICOLE KAPU-LEYLAND
Print Name